United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2021

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
555 Maryville University Drive
Suite 600
Saint Louis, Missouri 63141
(Address of principal executive offices)
(314) 529-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PRFT	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Stock Purchase Agreement

On October 15, 2021, Perficient, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”), by and among the Company, Izmul S.A., a sociedad anónima organized under the laws of Uruguay (“Overactive”), the shareholders of Overactive (the “Shareholders”), and certain other parties thereto. Pursuant to the Agreement, a wholly-owned subsidiary of the Company acquired all of the outstanding capital stock of Overactive.

The total consideration paid at closing was approximately $100.6 million, comprised of (1) $97.7 million in cash and (2) $2.9 million in the Company’s common stock (based on the average closing price of the Company’s common stock on the Nasdaq Global Select Market for the 30 trading days immediately preceding the closing date per the terms of the Agreement). $15 million of such consideration was placed in escrow as security for post-closing indemnification obligations of the Shareholders.

The purchase price is subject to a net working capital adjustment and contingent consideration of up to $14.4 million payable in cash and contingent on the satisfaction of certain post-closing financial performance objectives of Overactive during the 12-month period immediately following closing. The Agreement includes customary representations, warranties and covenants by the parties.

The Company does not have any material relationship with Overactive or the Shareholders, other than with respect to the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

A copy of the press release issued by the Company announcing the closing of the acquisition is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits.

Exhibit
Number	Description

99.1	Perficient, Inc. Press Release, dated October 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date:	October 15, 2021	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer